EX-32.0

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

Thomas J. Kemly, President and Chief Executive Officer, and Dennis E. Gibney, First Senior Executive Vice President, Chief Banking Officer (Principal Financial and Accounting Officer) of Columbia Financial Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-K for the year ended December 31, 2025 and that to the best of his knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 6, 2026	/s/Thomas J. Kemly
Thomas J. Kemly
President and Chief Executive Officer

Date:	March 6, 2026	/s/Dennis E. Gibney
Dennis E. Gibney
1st Senior Executive Vice President, Chief Banking Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.